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                                  EXHIBIT 21.1


                   SUBSIDIARIES OF UNITED MERIDIAN CORPORATION



                                                                              JURISDICTION
                                 NAME                                      IN WHICH ORGANIZED

            UMC Petroleum Corporation                                  Delaware
            UMC Resources Canada Ltd.                                  British Columbia, Canada
            UMC Cayman Islands Corporation                             Cayman Islands
            UMC Equatorial Guinea Corporation                          Delaware
            UMC Pipeline Corporation                                   Delaware
            UMIC Cote d'Ivoire Corporation                             Delaware
            United Meridian International Corporation                  Delaware
            Norfolk Holdings Inc.                                      Delaware
            UMIC (CI-01) Corporation                                   Delaware
            UMIC (CI-02) Corporation                                   Delaware
            UMIC (CI-12) Corporation                                   Delaware
            UMC Bangladesh Corporation                                 Delaware
            UMC Pakistan Corporation                                   Delaware
            Big Sky Gas Marketing Corporation                          Delaware
            UMIC (CI-105) Corporation                                  Delaware
            UMC Ghana Corporation                                      Delaware
            Havre Pipeline Company, LLC                                Texas
            UMC Colorado, LLC                                          Colorado
            UMC Angola Corporation                                     Delaware
            Lion G.P.L., S. A.                                         Cote d'Ivoire